Exhibit 99.1

Axsome Therapeutics Announces Proposed Public Offering of Common Stock

NEW YORK, June 27, 2023 (Globe Newswire) – Axsome Therapeutics, Inc. (NASDAQ: AXSM) (“Axsome” or the “Company”), a biopharmaceutical company developing novel therapies for the management of central nervous system (CNS) disorders, today announced that it intends to offer and sell shares of its common stock, subject to market and other conditions, in an underwritten public offering. In addition, Axsome intends to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of its common stock offered in the public offering, on the same terms and conditions. All of the shares in the offering are to be sold by Axsome.

Axsome intends to use the proceeds from this offering to advance its late-stage pipeline, including funding existing and potential new clinical programs, products, and product candidates, to expand its commercialization efforts, and for other general corporate purposes.

SVB Securities is acting as sole bookrunning manager for the offering.

The shares of common stock described above are being offered by Axsome pursuant to its previously filed shelf registration statement on Form S-3, which automatically became effective upon filing with the Securities and Exchange Commission (the “SEC”). A preliminary prospectus supplement and the accompanying prospectus relating to the offering will be filed with the SEC and made available on the SEC’s website at www.sec.gov. The offering may be made only by means of a prospectus supplement and accompanying prospectus, copies of which, when available, may be obtained by contacting SVB Securities LLC, Attention: Syndicate Department, 53 State Street, 40th Floor, Boston, MA 02109, by telephone at 1-800-808-7525, ext. 6105, or by email at syndicate@svbsecurities.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Axsome Therapeutics, Inc.

Axsome Therapeutics, Inc. is a biopharmaceutical company developing and delivering novel therapies for central nervous system (CNS) conditions that have limited treatment options.

Forward Looking Statements

Certain matters discussed in this press release are “forward-looking statements.” We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. In particular, the Company’s statements regarding trends and potential future results are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, the anticipated final terms, timing, and completion of the proposed offering; the intended use of net proceeds from the proposed offering; the success, timing, and cost of the Company’s ongoing clinical trials and anticipated clinical trials for the Company’s current product candidates, including statements regarding the timing of initiation and completion of the trials; the timing of and the Company’s ability to obtain and maintain U.S. Food and Drug Administration or other regulatory authority approval of, or other action with respect to, the Company’s product candidates; the Company’s ability to successfully defend its intellectual property or obtain the necessary licenses at a cost acceptable to the Company, if at all; the successful implementation of the Company’s research and development programs and collaborations; the success of the Company’s license agreements; the acceptance by the market of the Company’s product candidates, if approved; and other factors, including general economic conditions and regulatory developments, not within the Company’s control. The factors discussed herein could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Axsome Contacts:

Investors:

Mark Jacobson
Chief Operating Officer
Axsome Therapeutics, Inc.
One World Trade Center, 22nd Floor

New York, NY 10007
Tel: 212-332-3243
Email: mjacobson@axsome.com

Media:

Darren Opland
Director, Corporate Communications
Axsome Therapeutics, Inc.
One World Trade Center, 22nd Floor
New York, NY 10007
Tel: 929-837-1065
Email: dopland@axsome.com